UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

____________________

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWT	New York Stock Exchange

Item 5.02. (e) Compensatory Arrangements of Certain Officers

Redwood Trust, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders on May 15, 2019 (the “Annual Meeting”). During the Annual Meeting, stockholders voted to approve an amendment (the “Amendment”) to the Company’s 2002 Employee Stock Purchase Plan (the “ESPP”) to comply with NYSE stockholder approval requirements and to satisfy the stockholder approval requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). With both stockholder approval of the Amendment and prior approval by the Company’s Board of Directors, the only difference between the ESPP as amended by the Amendment and the previously existing ESPP is to increase the number of shares of common stock available for issuance by 150,000 shares.

The foregoing description of the ESPP as amended by the Amendment is qualified in its entirety by the text of the ESPP, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

(a) As noted above, the Company held its Annual Meeting on May 15, 2019. At the Annual Meeting, stockholders approved an amendment to the Company’s Charter to increase the number of shares of capital stock authorized for issuance from 180,000,000 to 270,000,000. The amendment was approved by the Company’s Board of Directors on March 18, 2019. A description of the amendment was included in the Company’s 2019 annual proxy statement, which was filed with the SEC on April 5, 2019.

The Articles of Amendment to the Charter became effective upon filing with the State of Maryland Department of Assessments and Taxation, which occurred on May 16, 2019.

The foregoing description of the amendments to the Company’s Charter is qualified in its entirety by reference to the full text of the Articles of Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

As noted above, the Company held its Annual Meeting on May 15, 2019. There were 96,659,250 shares of Company common stock entitled to vote at the Annual Meeting.  There were five items voted upon at the Annual Meeting, with the voting results for each item set forth below.

Item 1.  During the Annual Meeting, stockholders voted to elect Richard D. Baum, Christopher J. Abate, Mariann Byerwalter, Douglas B. Hansen, Debora D. Horvath, Greg H. Kubicek, Fred J. Matera, Jeffrey T. Pero, and Georganne C. Proctor as directors to serve on the Board of Directors until the annual meeting of stockholders in 2020 and until their successors are duly elected and qualify.  The stockholders’ votes with respect to the election of directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard D. Baum	78,433,943	1,811,522	78,863	9,434,828
Christopher J. Abate	79,752,622	502,795	68,911	9,434,828
Mariann Byerwalter	77,823,947	2,432,521	67,860	9,434,828
Douglas B. Hansen	79,430,815	824,542	68,971	9,434,828
Debora D. Horvath	79,881,993	373,061	69,274	9,434,828
Greg H. Kubicek	77,535,510	2,719,927	68,892	9,434,828
Fred J. Matera	79,518,381	735,225	70,722	9,434,828
Jeffrey T. Pero	74,033,642	6,220,114	70,572	9,434,828
Georganne C. Proctor	78,761,224	1,494,308	68,796	9,434,828

Item 2.  During the Annual Meeting, stockholders voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2019. The stockholders’ votes with respect to the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstentions	Broker Non-Votes
88,364,498	1,288,616	106,042	0

Item 3.  During the Annual Meeting, stockholders voted on a non-binding advisory resolution to approve named executive officer compensation as disclosed in the annual proxy statement for the Annual Meeting. The stockholders’ votes with respect to approval of this advisory resolution were as follows:

For	Against	Abstentions	Broker Non-Votes
72,680,639	7,505,516	138,173	9,434,828

Item 4.  As noted in Item 5.03 above, during the Annual Meeting, stockholders voted to approve an amendment to the Company’s Charter to increase the number of shares of capital stock authorized for issuance from 180,000,000 to 270,000,000.  The stockholders’ votes with respect to this amendment of the Company’s Charter were as follows:

For	Against	Abstentions	Broker Non-Votes
87,290,612	2,139,136	329,409	0

Item 5.  As noted in Item 5.02 (e) above, during the Annual Meeting, stockholders voted to approve an Amendment to the Company’s ESPP to increase the number of shares of common stock authorized for issuance by 150,000 shares. The stockholders’ votes with respect to this Amendment of the ESPP were as follows:

For	Against	Abstentions	Broker Non-Votes
79,768,694	418,251	137,384	9,434,828

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Articles of Amendment, effective May 15, 2019

Exhibit 10.1	2002 Redwood Trust, Inc. Employee Stock Purchase Plan (as amended)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 17, 2019	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
		Name:	Andrew P. Stone
		Title:	Executive Vice President, General Counsel, and Secretary